Callidus Software Announces Quarterly Revenue of $20.4 Million, Up 19% Year-Over-Year

Record Recurring Revenue of $15.4 Million, Up 16% Year-Over-Year; New Recurring Revenue Up 30% Year-Over-Year

PLEASANTON, CA -- (Marketwire - August 02, 2011) - Callidus Software Inc. (NASDAQ: CALD), the leader in Sales Performance Management (SPM), today announced financial results for the second quarter ending June 30, 2011.

"I am happy to report $15.4 million of total recurring revenue and $10.8 million in new recurring revenue for the quarter -- both all-time records for Callidus," said Leslie Stretch, President and CEO, Callidus Software. "Overall we grew Q2 total revenue by 19% year-over-year. We grew new recurring revenue, which excludes maintenance revenue, 30% year-over-year. And we achieved non-GAAP profitability for the fourth consecutive quarter, demonstrating the strength of our SaaS-based business."

"Callidus' Sales Talent Management value proposition -- linking all stages of the sales lifecycle to improve sales force effectiveness -- continues to propel our growth. In the quarter, we continued to drive market expansion of the suite with the strategic acquisition of Litmos Limited, the rapid, mobile learning management platform that helps optimize sales and channel partner onboarding, certification, and skill development, followed by the acquisition of iCentera, a pure play SaaS platform that helps equip the sales force and channel with the knowledge they need to effectively do their job -- anywhere, anytime, on any device. These acquisitions extend our position as leader in this vital market and add to our cross sell opportunities for our 2.5 million-strong user base."

Financial Highlights for the Second Quarter 2011

  Total revenue was $20.4 million, representing an increase of 19% compared to the second quarter last year. Recurring revenues, which include subscription and support, were $15.4 million, up 16% compared to the second quarter of 2010. Service revenues were $4.2 million, up 20% compared to the second quarter of 2010. License revenues were $0.8 million, up from $0.4 million reported in the second quarter of 2010.
  Total gross profit was 39%, down from 40% in the second quarter of 2010.
  GAAP operating expenses were $12.0 million, up $1.5 million or 15% from the same quarter in 2010.
  Non-GAAP operating expenses were $9.0 million, up $0.7 million or approximately 8% from Q2 2010. Non-GAAP operating expenses exclude restructuring expense, stock-based compensation expense, acquisition related expense, patent litigation cost and amortization of acquired intangible assets.
  GAAP net loss was $4.7 million, or ($0.14) per share, which included $3.7 million of stock-based compensation expense, $255,000 amortization of acquired intangible assets, $392,000 convertible note interest expense, $278,000 patent litigation cost, $237,000 acquisition related expense, and $60,000 amortization of convertible note issuance cost. This compares to a GAAP net loss of $3.7 million, or ($0.12) per share, for the second quarter of 2010, which included $1.9 million of stock-based compensation expense, $451,000 of restructuring expense, and $159,000 amortization of acquired intangible assets.
  Non-GAAP income per fully diluted share in the second quarter was essentially breakeven compared to a non-GAAP loss per fully diluted share of $(0.04) in the prior year. The company's non-GAAP results exclude the effects of stock-based compensation expense, amortization of acquired intangibles, acquisition related expenses, patent litigation cost, convertible note interest expense, amortization of convertible note issuance cost, and restructuring expense previously noted.
  In the quarter the company issued $80.5 million of 4.75% Convertible Senior Notes due 2016. Net proceeds after a concurrent buyback of $14.4 million and $3.2 million in debt issuance costs were approximately $62.9 million.

Business Highlights for the Second Quarter 2011

  Callidus acquired mobile, rapid learning management system (LMS) vendor, Litmos Limited. Litmos delivers a fast growing online and mobile training system with 150 clients and growing. The platform is designed from the ground up to be a quick, flexible, easy-to-use platform that enables organizations to create content in multiple formats, distribute the content to users across devices, and track results in real-time.
  Callidus sponsored a number of leading industry conferences around the globe, including the 2nd Annual Sales & Marketing Excellence Brazil Congress, held June 15 - 16, 2011 in Brazil; the 5th Asian Insurance CFO Summit, held May 24-26 in Hong Kong; the WorldatWork Total Rewards Conference and Exhibition, held May 23-25 in San Diego; ACORD LOMA Insurance Systems Forum, held May 22-24 in San Diego; the 9th Annual Sales Force Effectiveness USA Summit, held May 18-19 in New Jersey; and the 12th Annual Asian Banker Summit, held April 6-8 in Hong Kong.
  Callidus extended its sales performance analytics solution with the launch of its new Sales Performance Visualizer solution, powered by Panopticon, the leading provider of visual data analysis software for real-time and historical time series data. The new solution extends the Monaco On Demand Reporting and Analytics platform with a robust visualization tool that provides real-time visibility into large sales and financial performance data sets across the enterprise. The solution is already deployed at one of the largest global pharmaceutical companies.
  Callidus expanded its technology footprint, signing a new strategic partnership with NetSuite, the industry's leading provider of cloud-based financials and ERP software suites. The partnership will enable NetSuite customers to experience Callidus' Monaco On Demand SPM solution blended seamlessly with the NetSuite Financials/ERP/CRM Platform.
  Callidus signed a new strategic partnership with Mapping Analytics, the creator of the ProAlign® Sales Territory Alignment and Optimization solution. The partnership extends the Monaco On Demand SPM suite's class-leading territory management capabilities with a powerful mapping visualization solution.

Financial Outlook

  Total revenue for the third quarter of 2011 is expected to be between $20.5 million and $21.5 million. GAAP operating expenses, including stock-based compensation of approximately $3.0 million, amortization of acquired intangibles of $0.5 million, and approximately $700,000 in acquisition related expenses, and legal costs to defend our IP, are expected to be between $13.7 million and $14.7 million in the third quarter of 2011.

Conference Call

A conference call to discuss the second quarter 2011 results and outlook is scheduled for 1:30 p.m. Pacific Daylight Time (PDT) today. The conference call will be available via live webcast at the Investor Relations section of Callidus Software's website at www.callidussoftware.com.

Webcast site: http://ir.callidussoftware.com/phoenix.zhtml?p=irol-eventDetails&c=146634&eventID=4149886
Dial-in number: 866.783.2142
International callers: 857.350.1601
Passcode: 51264165

Replay: A webcast replay will be available after 6:30 p.m. PT on August 2, 2011 through August 10, 2011. The webcast replay will be available at the Investor Relations section of our website under Calendar of Events.

The time or manner of the webcast may change for technical or administrative reasons outside of Callidus Software's control.

About Callidus Software®
Callidus Software (NASDAQ: CALD) is the market and technology leader in Sales Performance Management (SPM). Callidus customers gain a competitive advantage by maximizing sales cost efficiencies and driving improvements in sales effectiveness. Our award-winning Software-as-a-Service (SaaS) applications set the standard for performance management of a company's sales force and channel partners. Over 2 million employees and channel partners have their performance managed by Callidus Software. For more information, please visit www.callidussoftware.com.

Note on Forward-Looking Statements
The forward-looking statements included in this press release, including estimates of third quarter 2011 total revenues, operating expenses, and stock-based compensation expense reflect management's best judgment based on factors currently known and involve risks and uncertainties. These risks and uncertainties include, but are not limited to, potential disruption of customer purchase decisions resulting from global economic conditions, timing and size of orders, potential material fluctuations in financial results and future growth rates, decreases in customer spending, increased legal expense related to pending patent litigation, uncertainty regarding purchasing trends in the SPM market, customer cancellations or non-renewal of maintenance contracts or on-demand services, our potential inability to manage effectively any growth we experience, uncertainty regarding the demand for and profitability of our on-demand services, increased competition or new entrants in the marketplace, and other risks detailed in Callidus' reports filed with the Securities and Exchange Commission (SEC), including its form 10-K for 2010 and the Form 10-Q for the first quarter of 2011,copies of which may be obtained by contacting Callidus Software's Investor Relations department at 925-251-2248, or from the Investor Relations section of Callidus Software's website (www.callidussoftware.com). Actual results may differ materially from those presently reported. We assume no obligation to update the information contained in this release.

Non-GAAP Financial Measures
Callidus has provided in this release financial information that has not been prepared in accordance with GAAP. This information includes non-GAAP operating expense, income (loss) from operations, net loss and net loss per share. Callidus uses non-GAAP measures internally in analyzing its financial results and believes that they are useful to investors, as a supplement to GAAP measures, in evaluating Callidus' operating performance. Callidus believes that the use of these non-GAAP measures provides additional insight for investors to use in evaluation of ongoing operating results and trends and in comparing its financial measures with other companies in Callidus' industry, many of which present similar non-GAAP financial measures to investors. As noted, the non-GAAP financial measures exclude stock-based compensation expense pursuant to SFAS 123(R), restructuring expense, acquisition related expense, patent litigation cost, convertible note interest expense, amortization of convertible note issuance cost and amortization of acquired intangibles. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP.

©1997-2011 Callidus Software Inc. All rights reserved. Callidus Software, the Callidus Software logo, TrueComp Manager, ActekSoft and ACom3 are trademarks, service marks, or registered trademarks of Callidus Software Inc. in the United States and other countries. All other brand, service or product names are trademarks or registered trademarks of their respective companies or owners.

                        CALLIDUS SOFTWARE INC.
           CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

              (In thousands, except for per share data)
                             (unaudited)

                                  Three months ended     Six months ended
                                       June 30,              June 30,
                                 --------------------  --------------------
                                    2011       2010       2011       2010
                                 ---------  ---------  ---------  ---------

Revenues:
  Recurring                      $  15,350  $  13,265  $  30,052  $  25,551
  Services                           4,173      3,488      8,552      7,134
  License                              832        387      1,562        616
                                 ---------  ---------  ---------  ---------

    Total revenues                  20,355     17,140     40,166     33,301

Cost of revenues:
  Recurring (1)                      8,451      6,120     16,374     12,535
  Services (1) (2)                   3,908      4,045      7,854      8,457
  License                               71         87        161        197
                                 ---------  ---------  ---------  ---------

    Total cost of revenues          12,430     10,252     24,389     21,189
                                 ---------  ---------  ---------  ---------

Gross profit                         7,925      6,888     15,777     12,112

Operating expenses:
  Sales and marketing (1) (2)        4,931      3,993      9,145      8,638
  Research and development (1)       2,774      2,427      5,307      5,564
  General and administrative (1)
   (3) (4)                           4,345      3,627      7,818      6,859
  Restructuring                         (2)       451         37      1,170
                                 ---------  ---------  ---------  ---------

    Total operating expenses        12,048     10,498     22,307     22,231
                                 ---------  ---------  ---------  ---------

Operating income (loss)             (4,123)    (3,610)    (6,530)   (10,119)

Interest and other income
 (loss), net (5) (6)                  (491)      (100)      (442)       (94)
                                 ---------  ---------  ---------  ---------

Income (loss) before provision
 for income taxes                   (4,614)    (3,710)    (6,972)   (10,213)

Provision (benefit) for income
 taxes                                 119         38        199       (514)
                                 ---------  ---------  ---------  ---------

Net Income (loss)                $  (4,733) $  (3,748) $  (7,171) $  (9,699)
                                 =========  =========  =========  =========

Basic net income (loss) per
 share                           $   (0.14) $   (0.12) $   (0.22) $   (0.31)
                                 =========  =========  =========  =========
Diluted net income (loss) per
 share                           $   (0.14) $   (0.12) $   (0.22) $   (0.31)
                                 =========  =========  =========  =========

Shares used in basic per share
 computation                        33,048     31,284     33,079     31,125
                                 =========  =========  =========  =========
Shares used in diluted per share
 computation                        33,048     31,284     33,079     31,125
                                 =========  =========  =========  =========

--------------------------------
(1) Stock-based compensation
 included in amounts above by
 category:

  Cost of recurring                  1,037        113      1,791        237
  Cost of services                     362        201        685        442
  Sales and marketing                  452        307        820        579
  Research and development             363        249        724        468
  General and administrative         1,464      1,031      2,063      1,528
                                 ---------  ---------  ---------  ---------
    Total stock-based
     compensation                $   3,678  $   1,901  $   6,083  $   3,254
                                 =========  =========  =========  =========

(2) Acquisition related asset
 amortization                    $     255  $     159  $     444  $     316
(3) Acquisition related expense        237          -        383        122
(4) Patent Litigation Cost             278          -        579          -
(5) Convertible note interest
 expense                               392          -        392          -
(6) Amortization of convertible
 note issuance cost                     60          -         60          -

                           CALLIDUS SOFTWARE INC.
                   CONDENSED CONSOLIDATED BALANCE SHEETS

                               (In thousands)
                                (unaudited)

                                                   June 30,    December 31,
Assets                                               2011          2010
                                                 ------------  ------------

Current assets:
  Cash and cash equivalents                      $     48,520  $     12,830
  Short-term investments                               41,186        17,873
  Accounts receivable, net                             18,238        19,908
  Prepaid and other current assets                      5,444         4,441
                                                 ------------  ------------

    Total current assets                              113,388        55,052

Long-term investments                                     782           787
Property and equipment, net                             7,338         8,016
Goodwill                                               11,568         8,031
Intangible assets, net                                  6,270         4,274
Deferred income taxes, noncurrent                       1,645         1,645
Deposits and other assets                               5,172         2,000
                                                 ------------  ------------

    Total assets                                 $    146,163  $     79,805
                                                 ============  ============

Liabilities and Stockholders' Equity

Current liabilities:
  Accounts payable                               $      2,074  $      3,299
  Accrued payroll and related expenses                  2,937         2,859
  Accrued expenses                                      6,078         6,169
  Deferred income taxes                                 1,691         1,691
  Deferred revenue                                     28,601        28,417
  Capital lease obligations, short term                 1,159         1,119
                                                 ------------  ------------

    Total current liabilities                          42,540        43,554

Long-term deferred revenue                              3,445         4,388
Long-term deferred income taxes                           304             -
Other liabilities                                       1,448         1,619
Capital lease obligations, long term                    1,522         2,162
4.75% Convertible Senior Notes due 2016                80,500             -
                                                 ------------  ------------

    Total liabilities                                 129,759        51,723
                                                 ------------  ------------

Stockholders' equity
  Common stock                                             33            31
  Additional paid-in capital                          217,844       222,363
  Accumulated other comprehensive income                  (88)          (98)
  Accumulated deficit                                (201,385)     (194,214)
                                                 ------------  ------------

    Total stockholders' equity                         16,404        28,082
                                                 ------------  ------------

    Total liabilities and stockholders' equity   $    146,163  $     79,805
                                                 ============  ============

                           CALLIDUS SOFTWARE INC.
              CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

                               (In thousands)
                                (unaudited)

                                                           Six months ended
                                                               June 30,
                                                          -----------------
                                                            2011      2010
                                                          -------   -------

Cash flows from operating activities:
 Net loss                                                $ (7,171) $ (9,699)
 Adjustments to reconcile net loss to net cash
  provided by (used in) operating activities:
  Depreciation expense                                      1,587     1,095
  Amortization of intangible assets                         1,394     1,271
  Provision for doubtful accounts and service
   remediation reserves                                        47      (167)
  Stock-based compensation                                  6,040     3,051
  Stock-based compensation related to acquisition              42       203
  Revaluation of acquisition contingent consideration           -        41
  Release of valuation allowance                                -      (614)
  Amortization of convertible note issuance cost               60         -
  Net amortization on investments                             173       104
  Put option loss                                               -        52
  Gain on investments classified as trading securities          -      (118)
  Changes in operating assets and liabilities:
    Accounts receivable                                     1,623      (421)
    Prepaid and other current assets                        2,064      (748)
    Other assets                                           (3,172)     (702)
    Accounts payable                                       (1,161)     (945)
    Accrued expenses                                          931     1,348
    Accrued payroll and related expenses                       81      (446)
    Accrued restructuring                                    (209)     (117)
    Deferred revenue                                         (848)    7,008
    Deferred income taxes                                      77        89
                                                         --------  --------
     Net cash provided by (used in) operating
      activities                                            1,558       285
                                                         --------  --------

Cash flows from investing activities:
 Purchases of investments                                 (33,569)   (6,703)
 Proceeds from maturities and sale of investments          10,063    12,504
 Purchases of property and equipment                         (982)     (760)
 Purchases of intangible assets                            (1,128)   (1,554)
 Acquisition, net of cash acquired                         (5,860)   (1,922)
 Change in restricted cash                                      -      (600)
                                                         --------  --------
     Net cash provided by (used in) investing
      activities                                          (31,476)      965
                                                         --------  --------

Cash flows from financing activities:
 Net proceeds from issuance of common stock                 4,516       854
 Repurchases of stock                                     (14,430)
 Repurchase of common stock from employees for payment
  of taxes on vesting of restricted stock units              (681)     (220)
 Payment of cash contingent consideration related to
  acquisition                                                (600)        -
 Cash received from issuance of convertible note           77,369         -
 Repayment of debt assumed through acquisition                  -      (899)
 Payment of principal under capital lease                    (601)        -
                                                         --------  --------
     Net cash provided by (used in) financing
      activities                                           65,573      (265)
                                                         --------  --------
Effect of exchange rates on cash and cash equivalents          35       (94)
                                                         --------  --------
Net decrease in cash and cash equivalents                  35,690       891
Cash and cash equivalents at beginning of quarter          12,830    11,565
                                                         --------  --------
Cash and cash equivalents at end of quarter              $ 48,520  $ 12,456
                                                         ========  ========

                           CALLIDUS SOFTWARE INC.
           RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
         (In thousands, except for percentages and per share data)
                                (unaudited)

                                           Three months
                                              ended        Six months ended
                                             June 30,          June 30,
                                         ---------------   ----------------
                                          2011     2010     2011      2010
                                         ------   ------   ------   -------
Non-GAAP operating expense
 reconciliation:

Operating expenses                      $12,048  $10,498  $22,307  $ 22,231
 Operating expenses, as a % of total
 revenues                                    59%      61%      56%       67%
Add back:
 Non-cash stock-based compensation      $(2,279) $(1,587) $(3,607) $ (2,575)
 Non-cash amortization of acquired
 intangible assets                         (255)    (159)    (444)     (316)
 Acquisition related expense               (237)       -     (383)     (122)
 Patent litigation cost                    (278)       -     (579)        -
 Restructuring                                2     (451)     (37)   (1,170)
                                         ------   ------   ------   -------
Non-GAAP Operating Expenses             $ 9,001  $ 8,301  $17,257  $ 18,048
                                         ------   ------   ------   -------
 Non-GAAP Operating expenses, as a %
 of total revenues                           44%      48%      43%       54%

Non-GAAP operating income (loss)
 reconciliation:

Operating income (loss)                 $(4,123) $(3,610) $(6,530) $(10,119)
 Operating income (loss), as a % of
  total
 revenues                                   -20%     -21%     -16%      -30%
Add back:
 Non-cash stock-based compensation      $ 3,678  $ 1,901  $ 6,083  $  3,254
 Non-cash amortization of acquired
 intangible assets                          255      159      444       316
 Acquisition related expenses               237        -      383       122
 Patent litigation cost                     278        -      579         -
 Restructuring                               (2)     451       37     1,170
                                         ------   ------   ------   -------
Non-GAAP Operating income (loss)        $   323  $(1,099) $   996  $ (5,257)
                                         ------   ------   ------   -------
 Non-GAAP Operating income (loss), as
  a %
 of total revenues                            2%      -6%       2%      -16%

Non-GAAP net income (loss)
 reconciliation:

Net income (loss)                       $(4,733) $(3,748) $(7,171) $ (9,699)
 Net income (loss), as a % of total
 revenues                                   -23%     -22%     -18%      -29%
Add back:
 Non-cash stock-based compensation      $ 3,678  $ 1,901  $ 6,083  $  3,254
 Non-cash amortization of acquired
 intangible assets                          255      159      444       316
 Acquisition related expenses               237        -      383       122
 Patent litigation cost                     278        -      579         -
 Convertible note interest expense          392        -      392         -
 Amortization of convertible note
  issuance cost                              60        -       60         -
 Restructuring                               (2)     451       37     1,170
                                         ------   ------   ------   -------
Non-GAAP Net income (loss)              $   165  $(1,237) $   807  $ (4,837)
                                         ------   ------   ------   -------
 Non-GAAP Net income (loss), as a %
 of total revenues                            1%      -7%       2%      -15%

Non-GAAP net income (loss) per share
 reconciliation:

Net income (loss) per basic and
 diluted share                          $ (0.14) $ (0.12) $ (0.22) $  (0.31)
Add back:
 Non-cash stock-based compensation         0.11     0.06     0.18      0.10
 Non-cash amortization of acquired
 intangible assets                         0.01     0.01     0.01      0.01
 Acquisition related expenses                 -        -     0.01         -
 Patent litigation cost                    0.01        -     0.02         -
 Convertible note interest expense         0.01        -     0.02         -
 Amortization of convertible note
  issuance cost                               -        -        -         -
 Restructuring                                -     0.01        -      0.04
                                         ------   ------   ------   -------
Non-GAAP net income (loss) per basic
 share                                  $     -  $ (0.04) $  0.02  $  (0.16)
                                         ------   ------   ------   -------
Non-GAAP net income (loss) per
 diluted share                          $     -  $ (0.04) $  0.02  $  (0.16)
                                         ------   ------   ------   -------

Basic and fully diluted shares
 reconciliation:

Basic shares                             33,048   31,284   33,079    31,125
                                         ------   ------   ------   -------
Add back:
 Weighted average effect of dilutive
  securities                             15,797        -   15,508         -
                                         ------   ------   ------   -------
Diluted shares                           48,845   31,284   48,587    31,125
                                         ------   ------   ------   -------

Investor Relations Contact:
Ron Fior
Callidus Software Inc.
925-251-2205
ir@callidussoftware.com

Press Contact:
Lorna Heynike
Callidus Software Inc.
925-251-2207
pr@callidussoftware.com